Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-90730) and related Prospectus of LION bioscience AG of our report dated May 28, 2003, except for note A.2, as to which the date is April 2, 2004, with respect to the financial statements of LION bioscience AG, Heidelberg, included in its Annual Report on Form 20-F/A (Amendment no.1) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

Mannheim, April 20, 2004

Ernst & Young

Deutsche Allgemeine Treuhand AG

Wirtschaftsprüfungsgesellschaft

Ketterle	K. Berger
Wirtschaftsprüfer	Wirtschaftsprüfer
Certified Public Accountant